UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):      February 20, 2008
Dolan Media Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33603	43-2004527

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

706 Second Avenue South, Suite 1200, Minneapolis, Minnesota		55402

(Address of Principal Executive Offices)		(Zip Code)
(612) 317-9420
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)]

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
Asset Purchase Agreement
Services Agreement
Amendment to Amended and Restated Operating Agreement
Press Release

Item 1.01.	Entry into a Material Definitive Agreement.
     On February 22, 2008, American Processing Company, L.L.C. (“APC”), an indirect subsidiary of Dolan Media Company (the “Company”), entered into an asset purchase agreement with Wilford & Geske, a Minnesota professional association (“W&G”), Lawrence A. Wilford and James A. Geske, the sole stockholders and President and Vice-President, respectively, of W&G, pursuant to which APC acquired the mortgage default processing business of W&G. In connection with the asset purchase agreement, APC also entered into a services agreement with W&G whereby APC has agreed to provide mortgage default processing services to W&G, a law firm located in Minneapolis, Minnesota, for foreclosure, bankruptcy, eviction, and, to a lesser extent, litigation, reduced redemption and torrens action case files for residential mortgages that are in default. The asset purchase agreement and services agreement with W&G are filed as Exhibits 10.1 and 10.2, respectively, to this report and the foregoing description is qualified by reference to the full text of the purchase agreements set forth in the exhibits.
     APC paid $13.5 million in cash for the mortgage default processing business of W&G under the asset purchase agreement. In addition, APC may also be required to pay W&G up to an additional $2.0 million in cash. The amount of this additional cash payment will be based upon the adjusted EBITDA for the acquired business during the twelve month period ending on March 31, 2009.
     APC funded $13.0 million of the purchase price by making a capital call to its members. The contributions of each of its members to this capital call are described in the table below. APC used working capital to pay the balance of the purchase price.

	Ownership	Amount	Ownership
	Interest Prior	Contributed	Interest After
Member	to Capital Call	(millions)	Capital Call (3)
Dolan APC, LLC (1)	88.68%	$11.82	88.89%
APC Investments, LLC (2)	9.07%	1.18	9.07%
Feiwell & Hannoy, Professional Corporation	2.25%	—	2.04%

(1)	Dolan APC, LLC is a wholly owned direct subsidiary of the Company and contributed $11.53 million as its share of the capital call. After Feiwell and Hannoy declined to contribute any capital in response to the capital call, Dolan APC elected to contribute additional capital in the amount of $292,500, thus diluting Feiwell & Hannoy’s percentage interest in APC to 2.04% as described in Column 3.

(2)	Trott & Trott, P.C. assigned its interest in APC to APC Investments, LLC on February 1, 2008 for no consideration. APC President David Trott is the majority owner of APC Investments, LLC.

(3)	Dolan APC and APC Investments reflected this change in membership interests by executing an amendment to APC’s operating agreement. The amendment is filed as Exhibit 10.3 to this report and this description is qualified by reference to the full text of the amendment set forth in the exhibit.
     APC also entered into a services agreement with W&G that provides for the exclusive referral of residential mortgage default files from W&G to APC for servicing. This agreement has an initial term of fifteen years, which terms may be automatically extended for up to two successive ten year periods. Under the services agreement, APC will be paid a fixed fee for each residential mortgage default file referred by the law firm to APC for servicing, with the amount of such fixed fee being based upon the type of file. This fixed fee per file increases on an annual basis through 2013 to account for inflation as measured by the consumer price index. In each year after 2013, APC and W&G have agreed to review and possibly revise the fee schedule. During the term of the W&G services agreement, APC has agreed not to provide mortgage default processing services with respect to real estate located in Minnesota for any other law firm. In connection with the transaction, APC also has entered into employment agreements with Lawrence A. Wilford and James A. Geske, whereby each is employed by APC as an Executive Vice President.
     On February 25, 2008, the Company issued a press release announcing APC’s purchase of the mortgage default processing business of W&G, the entry into the services agreement with W&G and the related matters described herein. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
     On February 20, 2008, the Company drew down $12.5 million in principal amount under its $150 million revolving credit facility that was established pursuant to its second amended and restated credit agreement with U.S. Bank National Association, as agent, and the other banks party to the credit agreement. This principal amount will initially bear interest at a rate of 6% per year. From the $12.5 million drawn, the Company (1) loaned $11.82 million to its wholly owned subsidiary, Dolan APC, to fund the aggregate amount of Dolan APC’s capital contribution to APC in connection with the acquisition of the mortgage default processing business of W&G, (2) made a $500,000 working capital advance to APC in connection with the W&G acquisition and (3) retained the remaining $200,000 for working capital purposes.
     After taking into account this draw down under the revolving credit facility, as of February 20, 2008, the Company and its subsidiaries have (1) an aggregate amount of approximately $48.8 million in term loans and approximately $25.5 million in revolving loans outstanding under the credit facility and (2) available capacity of approximately $124.5 million under the credit facility, after taking into account the senior leverage ratio requirements under the credit agreement. The terms of the credit facility require the Company to convert at least $25.0 million of the revolving loans outstanding under the credit facility to term loans during the thirty business days following February 20, 2008. The Company intends to convert $25.0 million of its revolving loans to term loans at some time during this thirty business day period. After this conversion, and excluding the Company’s payment of any principal due on March 31, 2008, the Company and its subsidiaries will have an aggregate amount of $73.8 million in term loans and approximately $500,000 in revolving loans outstanding under the credit facility. The term loans, including those issued upon this conversion, have a final maturity date of August 8, 2014.
     The credit agreement is described under Item 1.01 in the Company’s Current Report on Form 8-K filed on August 13, 2007, which description is incorporated by reference herein. Such description is also qualified by reference to the full text of the credit agreement, which was filed as Exhibit 10.1 to such previously filed Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description of Exhibits

10.1	Asset Purchase Agreement, dated February 22, 2008, by and between American Processing Company, L.L.C., Wilford & Geske, Lawrence A. Wilford and James A. Geske.

10.2 *	Services Agreement, dated February 22, 2008, by and between American Processing Company, L.L.C. and Wilford & Geske.

10.3	Amendment No. 3 to Amended and Restated Operating Agreement of American Processing Company, LLC, dated February 21, 2008.

99.1	Press Release of Registrant dated February 25, 2008.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been separately filed with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAN MEDIA COMPANY
By:	/s/ Scott J. Pollei
	Name:	Scott J. Pollei
Its: Executive Vice President and Chief Financial Officer

Dated: February 25, 2008

Exhibit Index

Exhibit
Number	Description of Exhibits

10.1	Asset Purchase Agreement, dated February 22, 2008, by and between American Processing Company, L.L.C., Wilford & Geske, Lawrence A. Wilford and James A. Geske.

10.2 *	Services Agreement, dated February 22, 2008, by and between American Processing Company, L.L.C. and Wilford & Geske.

10.3	Amendment No. 3 to Amended and Restated Operating Agreement of American Processing Company, LLC, dated February 21, 2008.

99.1	Press Release of Registrant dated February 25, 2008.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been separately filed with the Securities and Exchange Commission.